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                                                                     EXHIBIT L-1
                                                              FILE NO. 070-10299

                              INACTIVE SUBSIDIARIES

1.    Houston Industries FinanceCo GP, LLC

2.    Houston Industries FinanceCo LP

3.    CenterPoint Energy Tegco, Inc.

4.    HL&P Capital Trust I

5.    NorAm Energy, Corp.

6.    REI Trust I

7.    Utility Rail Services, Inc.

8.    Block 368 GP, LLC

9.    Block 368, LP

10.   ALG Gas Supply Company

11.   Arkla Products Company

12.   CenterPoint Energy Consumer Group, Inc.

13.   CenterPoint Energy Field Services Holdings, Inc.

14.   CenterPoint Energy Hub Services, Inc.

15.   CenterPoint Energy Retail Interests, Inc.

16.   CenterPoint Energy MRT Holdings, Inc.

17.   CenterPoint Energy Trading and Transportation Group, Inc.

18.   Entex Gas Marketing Company

19.   Entex, NGV, Inc.

20.   Entex Oil & Gas Company

21.   Intex, Inc.

22.   NorAm Financing I

23.   NorAm Utility Services, Inc.

24.   United Gas, Inc.
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                                                                     EXHIBIT L-1
                                                              FILE NO. 070-10299

25.   CenterPoint Energy International Holdings, LLC

26.   Reliant Energy El Salvador S.A. de C.V.

27.   CenterPoint Energy International II, Inc.

28.   HIE Ford Heights, Inc.

29.   HIE Fulton, Inc.

30.   CenterPoint Energy International Services, Inc.

31.   CenterPoint Energy Light, Inc.

32.   Reliant Energy Brasil, Ltda.

33.   Reliant Energy Brazil Ltd.

34.   HIE Brasil Rio Sul Ltda.

35.   Reliant Energy International Brasil Ltda.

36.   Reliant Energy Brazil Tiete Ltd.

37.   Reliant Energy Columbia Ltda.

38.   Reliant Energy Outsource Ltd.

39.   Venus Generation El Salvador

40.   Worldwide Electric Holdings B.V.

41.   CenterPoint Energy, Inc. (a Delaware company)

42.   CenterPoint Energy Power Systems, Inc.

43.   CenterPoint Energy Products, Inc.

44.   National Furnace Company*

45.   Allied Materials Corporation*

46.   Arkla Industries, Inc.*



* Active for accounting purposes only.